SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



  Date of report (Date of earliest event reported):  August
                          22, 2003

           Atlantic Coast Airlines Holdings, Inc.
     (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                        No.)
            Incorporation)



   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                         (703)  650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9    Regulation FD Disclosure.

On  August 22, 2003, Atlantic Coast Airlines Holdings,  Inc.
(ACA) (NASDAQ/NM: ACAI) placed new investor information slides on its web site which provide information on its recently announced new business strategy. The slides will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast Airlines corporate website from August 22, 2003 through August 29, 2003:

www.atlanticcoast.com


Statements in the presentation included on the Company's website as described above regarding its implementation of new business strategies and its relationship with United Airlines, Inc., as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others:
United's option under bankruptcy rules to assume or reject the existing United Express Agreement; the timing of any disengagement by the Company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings and impact on the Company's ability to operate an independent airline; the ability to effectively implement its low-fare business strategy utilizing regional jets; efforts by United to maintain United Express service on routes to be served by the Company; the ability to acquire and obtain financing for any additional aircraft intended to be operated; possible consequences of credit evaluations of the Company's new business plan; the ability to efficiently transition out of the United Express program; unanticipated events or circumstances that could impact the Company's ability to implement its new business strategy; failure to meet the revenue and cost assumptions utilized in developing the Company's new business strategy; reactions from competitors, which may include pricing and service decisions in markets where the Company may operate; the availability of additional or alternative business opportunities for the Company's operations; the Company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, and to collect post-petition amounts due from United for rate adjustments due to be paid later in 2003; the continued financial health of Delta Air Lines, Inc., and the ability and willingness of Delta to continue to deploy the Company's aircraft and to utilize and pay for scheduled service at agreed upon rates; possible effects on the Company's Delta Connection operations of, or responses by Delta to, the Company's plan to operate an independent low-fare airline, including Delta's right to terminate the Company's Delta Connection agreement; availability and cost of product support for the Company's 328JET aircraft; whether the Company is able to recover or realize on its claims against Fairchild Dornier in its insolvency proceedings, and unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11, any of which may impact the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2003. These statements are made as of August 22, 2003 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES
                              HOLDINGS, INC.




Date:  August 22, 2003        By: /S/ David W. Asai
                              David W. Asai
                              Vice President, Controller and
                              Chief Accounting Officer